EXHIBIT 3.2
BYLAWS
OF
ENERGYSOUTH, INC.,
a Delaware corporation
ARTICLE I
STOCKHOLDERS
     SECTION 1. ANNUAL MEETING. The Corporation shall hold annually a regular meeting of its Stockholders for the election of Directors and for the transaction of general business at the principal office of the Corporation in Mobile, Alabama, except in cases in which the calls therefor designate some other place either within or without the State of Alabama, at ten o’clock A.M. on the last Friday in January in each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation or by these Bylaws.
     SECTION 2. SPECIAL MEETINGS. At any time in the interval between annual meetings, meetings of the Stockholders may be called by the Board of Directors or the holders of not less than one-tenth of all shares of the Corporation’s outstanding capital stock entitled to vote at the meeting. Special meetings of the Stockholders shall be held at the principal office of the Corporation in Mobile, Alabama, except in cases in which the calls therefor designate some other place either within or without the State of Alabama.
     SECTION 3. NOTICE OF MEETINGS. Written or printed notice of every annual meeting or special meeting of the Stockholders shall be given to each Stockholder entitled to vote at such meeting, by leaving the same with him, or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation, at least ten days before such meeting, except as otherwise provided by law. Notice of every special meeting shall state the place, day and hour of such meeting and the general nature of the business proposed to be transacted thereat. Failure to give notice of any annual meeting or any irregularity in such notice shall not affect the validity of such annual meeting or of any proceedings at such meeting (other than proceedings of which special notice is required by law, by the Certificate of Incorporation or by these Bylaws). It shall not be requisite to the validity of any meeting of Stockholders that notice thereof whether prescribed by law, by the Certificate of Incorporation or by these Bylaws, shall have been given to any Stockholder who attends in person or by proxy, or to any Stockholder who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Except as otherwise provided by law, no notice other than by verbal announcement need be given of any adjourned meetings of Stockholders.

     SECTION 4. QUORUM. At all meetings of Stockholders, the Stockholders entitled to cast a majority in number of votes, present in person or by proxy, shall constitute a quorum for the transaction of business; but in the absence of a quorum the Stockholders present in person or by proxy by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.
     SECTION 5. PROXY AND VOTING. The voting power of the capital stock of the Corporation shall be as provided in the Certificate of Incorporation. Stockholders of record entitled to vote may vote at any meeting either in person or by signed proxy, and dated, but need not be sealed, witnessed or acknowledged, which shall be filed with the Secretary before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof. Each Stockholder shall be entitled to one vote for each share of stock held by him.
     SECTION 6. LIST OF STOCKHOLDERS. A complete list of the Stockholders entitled to vote at the ensuing meeting arranged in alphabetical order with the mailing address of each according to the records of the Corporation and the number of voting shares held by each shall be prepared, certified and filed with the Secretary within the time required by law.
ARTICLE II
BOARD OF DIRECTORS
     SECTION 1. ELECTION AND POWERS. Except such as are by law, by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the Stockholder, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors, which shall consist of not less than seven nor more than twelve persons. The exact number of Directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Until otherwise changed in accordance with these Bylaws and Article 6 of the Certificate of Incorporation, the number of Directors shall be nine. The Directors shall be divided and classified into three classes, as nearly equal in number as possible (provided that the initial board of directors shall be made up of the directors of EnergySouth, Inc., an Alabama corporation, and not include an equal number of directors in each class), with the term of office of the first class of Directors to expire at the annual meeting of shareholders of the Corporation to be held in 2008, the term of office of the second class of Directors to expire at the annual meeting of shareholders of the Corporation to be held in 2009, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 2010. At each annual meeting of shareholders of the Corporation following such initial classification and election, except as provided herein and in Article 6 of the Certificate of Incorporation in the case of electing a successor to a Director elected by the Board of Directors to fill a vacancy occurring in the membership of the Board of directors, Directors elected to succeed those Directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election. A nominee for election as a member of the Board of Directors shall be elected by a majority of the votes cast at a meeting of Stockholders, except as may be otherwise provided in the Certificate of Incorporation. Each Director shall hold office until the annual meeting specified above and until his successor shall have been duly chosen and qualified, or until he shall have resigned or been removed in the manner provided in Section 6 of this Article II. Other than persons in office as directors on such date, after January 1, 1998 no person who would be less than twenty-one (21) years of age or more than seventy-two (72) years of age on the date of taking office shall be elected as director. At the annual meeting of shareholders of the Corporation to be held in 2007 and each annual meeting of shareholders thereafter, any director who has attained the age of 72 prior to the date of an annual meeting of shareholders shall retire effective as of the date of such annual meeting, at which time a director may be elected to fill the unexpired portion of the term of office of the retired director.
     SECTION 2. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may, in its discretion, elect from its members a Chairman of the Board of Directors. Such Chairman, when present, shall preside at all meetings of the Board of Directors, and in the absence of the President and Chief Executive Officer he shall call to order and preside at meetings of the Stockholders of the Corporation, and shall have such other powers and duties as the Board of Directors may from time to time prescribe. The Board of Directors may also, in its discretion, elect from its members a Vice Chairman of the Board of Directors. Such Vice Chairman shall, in the absence of the Chairman of the Board of Directors, have the powers of the Chairman of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.
     SECTION 3. MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held at such places within or without the State of Alabama and at such times as the Board by vote may determine from time to time and if so determined, no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Alabama, whenever called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President and Chief Executive Officer, or by a majority of the Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally, by electronic transmission, including facsimile or email, or by telephone not later than the day before the day on which the meeting is to be held, unless, in case of exigency, the Chairman of the Board of Directors or the President and Chief Executive Officer shall prescribe a shorter notice to be given personally or by telephoning or by electronic transmission, including facsimile or email, to each Director at his residence or business address. Such special meetings shall be held at such times and places as the notice thereof shall specify. No notice of adjourned meetings of the Board of Directors need be given. All regular and special meetings of the Board of Directors shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation, by these Bylaws or by the call of such meeting.
     SECTION 4. QUORUM. At all meetings of the Board of Directors, a majority of the total number of the Directors in office (but not less than a third of the number fixed by these Bylaws) shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Certificate of Incorporation, or by these Bylaws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified, and at any such adjourned meeting at which a quorum shall not be present, business may be transacted to the extent allowed by law.
     SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors, including by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director so elected to fill a vacancy shall be elected to serve until the next election of the class for which such Director shall have been chosen. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
     SECTION 6. COMPENSATION. Directors who are not employees of the Corporation or its subsidiaries shall receive such compensation as members of the Board of Directors or committees thereof as may be fixed from time to time by resolution of the Board of Directors.
     SECTION 7. REMOVAL. Directors may be removed from office at any time, without cause, but only by the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors. Directors may be removed from office at any time, with cause, in the manner provided by law. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each Director.
ARTICLE III
COMMITTEES
     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee of three or more Directors, one of whom shall be the President and Chief Executive Officer of the Corporation, one of whom shall be the Chairman of the Board of Directors, and one of whom shall be the Vice Chairman of the Board of Directors. The President and Chief Executive Officer shall be ex officio Chairman of the Committee. Except as otherwise provided by law, during the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in the Executive Committee shall be filled by the Board of Directors.
     SECTION 2. MEETINGS OF THE EXECUTIVE COMMITTEE. The Executive Committee may fix its own rules of procedure and shall meet at the call of the Chairman or any two (2) members of the Committee or by resolution of the Board of Directors. A majority of such Committee shall be necessary to constitute a quorum and such majority shall decide any questions that may come before the meeting.
     SECTION 3. OTHER COMMITTEES. The Board of Directors may by resolution designate such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with the law, as may be assigned to it by the Board of Directors.
     SECTION 4. NOTICE OF MEETINGS OF COMMITTEES. In addition to any other rules of procedure prescribed by each committee, notice of committee meetings may be given by mailing the same to each member of a committee at his residence or business address or by delivering the same to him personally or by telephoning or by electronic transmission, including facsimile or email, of the same to him at his residence or business address.
ARTICLE IV
OFFICERS
     SECTION 1. EXECUTIVE OFFICERS. The Executive officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other Executive Officers as may be elected pursuant to Section 6 of this Article IV. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of Stockholders, and each such officer shall hold office until the corresponding meeting in the next year and until his successor shall have been duly chosen and qualified, or until he shall have resigned or have been removed, in any manner provided in Section 10 of this Article IV. Any vacancy in any of the above offices shall be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.
     SECTION 2. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation. He shall, when present, preside at all meetings of the Stockholders; he shall have general charge and supervision of the business of the Corporation; he may sign with the Treasurer or an Assistant Treasurer, or with the Secretary or an Assistant Secretary, certificates of stock of the

Corporation; he may sign and execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments; and, in general, the President and Chief Executive Officer shall perform all duties incident to the office of a president and chief executive officer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.
     SECTION 3. VICE PRESIDENTS. Each Vice President shall have the power to sign all certificates of stock, bonds, deeds and contracts of the Corporation. Each Vice President shall perform such other duties and have such powers as the Board of Directors shall designate from time to time.
     SECTION 4. SECRETARY. The Secretary shall record the proceedings of the meetings of the Stockholders, of the Board of Directors, and if so appointed, of the Executive Committee, in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; he shall be custodian of, and responsible for authenticating, the records and shall be custodian of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he may sign, with the President and Chief Executive Officer or Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 5. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President and Chief Executive Officer or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.
     SECTION 6. ADDITIONAL EXECUTIVE OFFICERS. The Board of Directors may, in its discretion, from time to time elect such additional executive officers as it may deem appropriate, including, but not limited to, one or more Executive Vice Presidents, and one or more Senior Vice Presidents. Any additional executive officers elected by the Board of Directors shall have such powers and duties as may be assigned by the Board of Directors.
     SECTION 7. OTHER OFFICERS. The Board of Directors may elect one or more Assistant officers or other officers. Each Assistant officer or other officer, if any, shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

     SECTION 8. PRESIDENT AND CHIEF EXECUTIVE OFFICER NOT TO HOLD CERTAIN OFFICES. The President and Chief Executive Officer shall not hold the office of Secretary or Treasurer of the Corporation.
     SECTION 9. COMPENSATION. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.
     SECTION 10. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by vote of the Board of Directors or by an Executive Officer upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE V
STOCK
     SECTION 1. CERTIFICATES. Each Stockholder shall be entitled to a certificate or certificates certifying the number and kind of shares owned by him, signed (either manually or in facsimile) in the name of and for and on behalf of the Corporation by the President and Chief Executive Officer or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or its facsimile. In case an officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers. Stock certificates shall be in such form, not inconsistent with law or with the Certificate of Incorporation, as shall be approved by the Board of Directors.
     SECTION 2. TRANSFER OF SHARES. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.
     SECTION 3. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a Transfer Agent, or until registered by a Registrar, if the Corporation has a Registrar. The duties of Transfer Agent and Registrar may be combined.
     SECTION 4. RECORD DATES. The Board of Directors shall have the authority to fix in advance a date, not exceeding sixty (60) days preceding (1) the date of any meeting of stockholders, (2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion of exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled, to notice of, or to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such Stockholders and only such Stockholders, as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     SECTION 5. LOSS OF CERTIFICATES. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
ARTICLE VI
DIVIDENDS AND FINANCE
     SECTION 1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Corporation, or upon any class of such stock. Except as otherwise provided by the Certificate of Incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.
     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be October 1 through September 30, unless otherwise provided by the Board of Directors.
ARTICLE VII
SUNDRY PROVISIONS
     SECTION 1. SEAL. The Corporate Seal of the Corporation shall bear the name of the Corporation and the words “CORPORATE SEAL — DELAWARE”. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.
     SECTION 2. BOOKS AND RECORDS. The Board of Directors may determine from time to time whether and if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of Stockholders, and the rights of Stockholders in this respect are and shall be limited accordingly, except as otherwise provided by law.
     SECTION 3. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.
     SECTION 4. VOTING UPON STOCK IN OTHER CORPORATIONS. Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of Stockholders of such other corporations by the President and Chief Executive Officer or a Vice President of the Corporation or by proxy executed in the name of the Corporation by its President and Chief Executive Officer or a Vice President.
     SECTION 5. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors, provided that: (a) the Board of Directors may not alter, amend or repeal any Bylaw establishing what constitutes a quorum at Stockholders’ meetings, and (b) no Bylaw shall be altered, amended or repealed in a manner inconsistent with the provisions of Article 6 of the Certificate of Incorporation.
     SECTION 6. PRONOUNS. The masculine pronoun, as used in the Bylaws, means the masculine and feminine wherever applicable.
ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS
     Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
     Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if and to the extent it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized under this Article or applicable law; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.
     The Corporation shall make such reports to its Stockholders regarding indemnification or advancement of expenses as may be required by law.
     The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys’ fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
     The foregoing rights shall not be exclusive of any other rights to which such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.
     If any word, clause or provision of the Bylaws or any indemnification made under Article VIII hereof shall for any reason be determined to be invalid, the provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect.